FREQUENCY ELECTRONICS, INC.
                         55 Charles Lindbergh Boulevard
                          Mitchel Field, New York 11553

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 October 9, 2002

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. will be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York, on the 9th day of October 2002, at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

     1. To elect eight (8) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified;

     2.   To   consider   and   act   upon   ratifying   the    appointment   of
PricewaterhouseCoopers   LLP  as  independent   auditors  for  the  fiscal  year
commencing May 1, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The transfer books will not be closed. Only stockholders of record as of the close of business on August 23, 2002 are entitled to notice of, and to vote at, the meeting.

                                              By order of the Board of Directors


                                                 /s/ Harry Newman
                                                 ----------------
                                                     HARRY NEWMAN
                                                     Secretary


Mitchel Field, New York
August 26, 2002

     If you do not expect to be present at the meeting, please fill in, date and sign the enclosed Proxy and return same promptly in the enclosed, stamped envelope.

                           FREQUENCY ELECTRONICS, INC.
                         55 Charles Lindbergh Boulevard
                          Mitchel Field, New York 11553

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 OCTOBER 9, 2002

     The accompanying Proxy is solicited by and on behalf of the board of directors of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the "Company"), for use only at the Annual Meeting of Stockholders to be held at the office of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 9th day of October 2002, at 10:00 A.M., Eastern Daylight Savings Time, or any adjournment or adjournments thereof. The Company will mail this Proxy Statement and the form of Proxy on or about August 26, 2002. Only stockholders of record as of the close of business on August 23, 2002 are entitled to notice of, and to vote at, the meeting.

     The Board may use the services of the Company's directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, which it is estimated will not exceed $7,500, will be borne by the Company. Each proxy executed and returned by a Stockholder may be revoked at any time thereafter by filing a later dated proxy or by appearing at the meeting and voting except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Dissenters are not entitled by law to appraisal rights.

VOTING SECURITIES

     On August 23, 2002, the Company had outstanding 8,341,635 shares of common stock, $1.00 par value ("Common Stock") (excluding 822,304 treasury shares), each of which entitled the holder to one vote. No shares of preferred stock were outstanding as of such date. A quorum of Stockholders, present in person or by proxy, is constituted by a majority of the outstanding shares.

     It is expected that the following business will be considered at the meeting and action taken thereon.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     It is proposed to elect a Board of eight (8) directors ("Director(s)") to hold office until the next annual meeting of Stockholders and until their respective successors are elected and qualified. Cumulative voting is not permitted. It is intended that the accompanying form of Proxy will be voted for the re-election of all eight of the present members of the Board, each of whose principal occupations are set forth in the following table, if no direction to the contrary is given. In the event that any such nominee is unable or declines to serve, the Proxy may be voted for the election of another person in his place. The Board knows of no reason to anticipate that this will occur. The nominees are as follows:

Nominees for Election as Directors

                                                                    Year First
                                                                    Elected
Name                   Principal Occupation            Age          Director

Joseph P. Franklin     Chairman of the Board            68            1990
(Major General,        of Directors
U.S. Army - Ret.)

Martin B. Bloch        President, Chief                 66            1961
                       Executive Officer
                       and a Director

Michel Gillard         President, Gillam-FEI            61            2000
                       and a Director

Joel Girsky (3)        President, Jaco                  63            1986
                       Electronics, Inc. and a
                       Director

John C. Ho (1)         Director                         69            1968


E. Donald Shapiro      Dean Emeritus,                   70            1998
                       New York School
                       of Law and a Director

Marvin Meirs (2)       Director                         64            1998

S. Robert Foley, Jr.   Chairman, Blue Ribbon            74            1999
(Admiral, U.S.         Oversight Committee,
Navy - Ret.)           Los Alamos National Lab
                       and a Director


     All directors hold office for a one-year period or until their successors are elected and qualified.

(1) John Ho retired from his position as Vice President of Research and Development effective May 1, 1997. He has been retained as a consultant to the Company.
(2) Marvin Meirs retired from his position as Vice President of Engineering effective May 1, 1999. He has been retained as a consultant and part-time employee.

       Directors' Fees

     Directors who are not officers, retired officers or affiliates of the Company receive an honorarium of $10,000 and $2,500 for attendance at each Board of Directors' meeting or meeting of a committee of which he is a member. Officers, including retired officers, do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings.

BUSINESS EXPERIENCE OF DIRECTORS

     MARTIN B. BLOCH, age 66, has been a Director of the Company and of its predecessor since 1961. He is currently President and Chief Executive Officer of the Company as well as President of FEI Communications, Inc., a subsidiary of the Company which is engaged in the manufacture and sale of time and frequency control products for commercial communications applications. Previously, he served as chief electronics engineer of the Electronics Division of Bulova Watch Company.

     JOSEPH P. FRANKLIN, age 68, has served as a Director of the Company since March 1990. In December 1993, he was elected Chairman of the Board of Directors and served as Chief Executive Officer of the Company through April 1999. In August 1987, he became the chief executive officer of Franklin S.A., a Spanish business consulting company located in Madrid, Spain, specializing in joint ventures, and was a director of several prominent Spanish companies. General Franklin was a Major General in the United States Army until he retired in July 1987.

     MICHEL GILLARD, age 61, became an officer and director of the Company when Gillam-FEI was acquired in September 2000. Gillam-FEI, a company engaged in the design, manufacture and marketing of wireline and network synchronization systems, was founded by Mr. Gillard in 1974.

     JOEL GIRSKY, age 63, has served as a Director of the Company since October 1986. He is the President and a director of Jaco Electronics, Inc., which is in the business of distributing electronics components and has served in such a capacity for over thirty years.

     JOHN C. HO, age 69, was employed by the Company and its predecessor from 1961 until his retirement on May 1, 1997. Mr. Ho served as a Vice President from 1963 to 1997 and as a Director since 1968. Prior to joining the Company, Mr. Ho held various engineering positions with International Telephone and Telegraph Company and Bulova Watch Company. Mr. Ho continues to serve the Company as a consultant.

     E. DONALD SHAPIRO, age 70, is Dean Emeritus and the former Joseph Solomon Distinguished Professor of Law, New York School of Law. He is a director of Loral Space & Communications, Ltd., United Industrial Corporation, Vasomedical, Inc. and Kramont Realty Trust. Mr. Shapiro became a member of the board of directors in 1998.

     MARVIN MEIRS, age 64, joined the Company in 1966 in an engineering capacity. He served as Vice President for Engineering of the Company from 1978 through his date of retirement, May 1, 1999. Mr. Meirs became a member of the board of directors in 1998. Mr. Meirs continues to serve the Company as a consultant and part-time employee.

     S. ROBERT FOLEY, Jr., age 74, is the Chairman of the Blue Ribbon Oversight Committee at Los Alamos National Laboratory. He served as Vice President of Raytheon International, Inc. and President of Raytheon Japan from 1995 to 1998. Admiral Foley served in the United States Navy for 35 years, including the position of Commander-In-Chief of the Pacific Fleet. Admiral Foley is also a director of URS Corp. Admiral Foley became a member of the board of directors in 1999.


     No Director or executive officer or any associate of a Director or executive officer is an adverse party in litigation with the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Vote Required

     In order for Proposal No. 1 respecting the election of eight (8) directors to be adopted, the holders of at least a plurality of the shares represented at the Annual Meeting must vote for such adoption in person or by proxy.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board has appointed the firm of PricewaterhouseCoopers LLP, as independent auditors for the fiscal year commencing May 1, 2002. Stockholders are requested to signify their approval or disapproval of the appointment.

     It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the meeting. Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

       Audit and Non-Audit Fees

     The following table presents the fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the year ended April 30, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP

   Audit fees, including audit-related services                  $216,407

   Financial information systems
     design and implementation                                         $0

   All other fees(2):
      Tax Advisory Services(1)                                   $130,000
      Other                                                         3,500
                                                               ----------
                                                                 $133,500

     (1) Tax Advisory Services include preparation of annual corporate federal and state tax returns, including amended returns for prior years, advice regarding European and Asian operations and implementing certain tax-favored agreements between the parent company and its subsidiaries.

     (2) The Audit Committee considered whether the provision of these non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's independent auditors. The Committee has concluded the independent auditors are independent from the Company and its management.

Vote Required

     An affirmative vote by the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting is required for the ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2003 fiscal year.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3
                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the meeting are hereinabove set forth. If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

                            PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next annual meeting of Stockholders of the Company must be received by the Company for inclusion in its Proxy Statement and form of Proxy relating to that meeting by May 1, 2003.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of August 23, 2002, information concerning the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) the Company's chief executive officer and the Company's four most highly compensated other executive officers who were serving as executive officers at the end of the last completed fiscal year, and (iv) all directors and officers of the Company as a group:

                                        Amount and Nature of
Name and Address of Beneficial Holder   Beneficial Ownership   Percent of Class
-------------------------------------   --------------------   ----------------
Inverness Counsel, Inc. (1)
545 Madison Ave.
New York, NY  10022                           854,100             10.3%

DePrince Race & Zollo, Inc. (2)
201 S. Orange Ave
Orlando, FL  32801                            671,400              8.0

Dimensional Fund Advisors (3)
1299 Ocean Ave
Santa Monica, CA  90401                       562,400              6.5

Frequency Electronics, Inc.,
Employee Stock Ownership Plan (4)
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                       658,719              7.9

Martin B. Bloch (5)(6)
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                       950,887             11.4

Joseph P. Franklin (6)(7)
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                       128,891              1.6

Michel Gillard (6)
Mont Saint-Martin 58
B-4000 Liege, Belgium                         195,244              2.3

Joel Girsky (8)
c/o Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY 11788                            55,000              *

John C. Ho
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                        24,500              *

E. Donald Shapiro (8)
10040 E. Happy Valley Road
Scottsdale, AZ  85255                          30,000              *

Marvin Meirs (6)
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                        34,250              *

S. Robert Foley (8)
58 Katelyn Hills Dr.
Falmouth, MA  02540                            22,500              *

                                        Amount and Nature of
Name and Address of Beneficial Holder   Beneficial Ownership   Percent of Class
-------------------------------------   --------------------   ----------------
Markus Hechler (6)(9)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553                       100,825              1.2

Leonard Martire (6)(9)
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                        40,603              *

Thomas McClelland (6)
55 Charles Lindbergh Blvd
Mitchel Field, NY 11553                        27,924              *

All executive officers
and directors as a group (15
persons) (6)(9)                             1,734,861             20.8%


*designates less than one (1%) percent.
--------------------------------
Notes:

(1) As reported in a Schedule 13D dated December 30, 1997 filed by Inverness Counsel, Inc. ("Inverness"), which is an investment advisor registered under the Investment Advisors Act of 1940. Inverness purchased 854,100 shares of stock for and on behalf of clients of Inverness, in the ordinary course of business for investment from the personal funds of such clients. Inverness has the sole power to dispose or to direct the disposition of such shares. Inverness does not possess, nor does it share, the power to vote or to direct the vote of any of such shares. Various officers and directors of Inverness own 35,950 shares, and such persons individually have the exclusive right to dispose, or to direct the disposition of, or to vote, or to direct the vote of, the shares owned by them.

(2) As reported in a Form 13F for the quarter ended June 30, 2002, filed by DePrince Race & Zollo, Inc. on August 5, 2002. DePrince Race & Zollo, Inc., an investment advisor registered under the Investment Advisors Act of 1940, provides investment advisory services on a discretionary basis to institutional clients, most of whom are pension and profit sharing plans and trusts.

(3) As reported in a Schedule 13G dated January 30, 2002 filed by Dimensional Fund Advisors Inc. ("Dimensional"), which is an investment advisor registered under the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the 562,400 shares that are owned by such investment companies, commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of such securities.

(4) Includes 537,624 shares of stock held by the F.E.I. ESOP Trust for the Company's Employee Stock Ownership Plan, all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Officers as defined on page 17); also includes 121,095 shares held by the Trust under the Stock Bonus Plan (converted by amendment to the Employee Stock Ownership Plan as of January 1, 1990).

(5) Includes 228,000 shares issuable on the full exercise of options granted to Mr. Bloch on August 31, 1998, July 7, 1999 and March 1, 2001 under the Senior ESOP, as that term is hereinafter defined. All of these options were, by their terms, exercisable one year after issuance at an exercise price of $7.125, $7.625 and $13.49, respectively (see the discussion of the Senior ESOP included in the Compensation Committee Report, below).

(6) Includes the number of shares which, as at August 23, 2002, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through, (i) the exercise of options; (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person's having sole or shared voting powers over such shares. The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership.


                     Stock Bonus                  Profit Sharing
           Name      Plan Shares   ESOP Shares     Plan & Trust    ISOP or NQSO
                                                       401(k)         Shares
                         (a)           (b)            (c)
------------------------------------------------------------------------------
Martin B. Bloch         22,317        4,184            778               -0-
------------------------------------------------------------------------------
Joseph P. Franklin          -0-       4,010            426               -0-
------------------------------------------------------------------------------
Michel Gillard              -0-          -0-            -0-            6,250
------------------------------------------------------------------------------
Marvin Meirs             1,481        5,081            188             6,875
------------------------------------------------------------------------------
Leonard Martire             -0-       5,947            656            24,500
------------------------------------------------------------------------------
Markus Hechler           2,707        5,947            671            45,000
------------------------------------------------------------------------------
Thomas McClelland          258        5,947            657            14,000
------------------------------------------------------------------------------
All Directors and
Officers as a Group     27,540       45,235          4,898          229,500
(15 persons)

     (a) Includes all shares allocated under the Company's Stock Bonus Plan ("Bonus Plan") to the respective accounts of the named persons, ownership of which shares is fully vested in each such person. No Bonus Plan shares are distributable to the respective vested owners thereof until after their termination of employment with the Company. As of January 1, 1990 the Bonus Plan was amended to an "Employee Stock Ownership Plan" (see the discussion of the Employee Stock Ownership Plan contained in the Compensation Committee Report, below; see also footnote (b) to the table).

     (b) Includes all shares allocated under the Company's Employee Stock Ownership Plan ("ESOP") to the respective accounts of the named persons, ownership of which shares was fully vested in each such person as at April 30, 2002. ESOP shares are generally not distributable to the respective vested owners thereof until after their termination of employment with the Company. However, upon the attainment of age 55 and completion of 10 years of service with the Company, a participant may elect to transfer all or a portion of his vested shares, or the cash value thereof, to a Directed Investment Account. Upon the allocation of shares to an employee's ESOP account, such employee has the right to direct the ESOP trustees in the exercise of the voting rights of such shares (see the discussion of the ESOP included below in the Compensation Committee Report).

     (c) Includes all shares allocated under the Company's profit sharing plan and trust under section 401(k) of the Internal Revenue Code. This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company made discretionary matching contributions of the Company's common stock. All participants in the plan become fully vested in the Company contribution after 6 years of employment. All of the Named Officers in the table above are fully vested in the shares attributable to their accounts.

(7) Includes 65,936 shares issuable on the full exercise of options granted to General Franklin on December 6, 1993, August 31, 1998, July 7, 1999 and October 30, 2001 under the Senior ESOP, as that term is hereinafter defined. All of these options were, by their terms, exercisable one year after issuance at an exercise price of $4.375, $7.125, $7.625 and $11.10, respectively (see the discussion of the Senior ESOP included in the Compensation Committee Report, below).

(8) Includes shares issuable on the on the exercise of options granted to the non-officer directors of the Company under the Independent Contractors Stock Option Plan.

              Name           Exercisable        Grant           Exercise
                                Share           Date             Price
        --------------------------------------------------------------------
        Joel Girsky            30,000       June 29, 1998        $12.81
        --------------------------------------------------------------------
        E. Donald Shapiro      30,000       June 29, 1998        $12.81
        --------------------------------------------------------------------
        S. Robert Foley        22,500      March 12, 1999         $7.34
        --------------------------------------------------------------------

(9) Includes shares granted to the officers of the Company pursuant to a stock purchase agreement in connection with the Restricted Stock Plan:


                        Name                 Restricted
                        Stock
            ------------------------------ -----------------
            Leonard Martire                      7,500
            ------------------------------ -----------------
            Markus Hechler                      15,000
            ------------------------------ -----------------
            All Officers as a Group             30,000
             (10 persons)

     There are no beneficial owners known to the Company who have the right to acquire further beneficial ownership, except as indicated above.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Any person who is an officer, director, or the beneficial owner, directly or indirectly, of more than 10% of the outstanding common stock of the Company is required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to file certain reports with the Securities and Exchange Commission (the "Commission") disclosing his or her holdings or transactions in any securities of the Company. For purposes of this discussion, all such persons required to file such reports will be referred to as "Reporting Persons". Every Reporting Person must file an initial statement of his or her beneficial ownership of the Company's securities on the Commission's Form 3 within ten days after he or she becomes a Reporting Person. Thereafter (with certain limited exceptions), all changes in a Reporting Person's beneficial ownership of the Company's securities must be reported on the Commission's Form 4 on or before the 10th day after the end of the month in which such change occurred. The Company knows of no person who was a Reporting Person during the fiscal year ended April 30, 2002 or during the current fiscal year, who has failed to file any reports required to be filed on Forms 3 or 4 with respect to his or her holdings or transactions in the Company's securities since the Company became publicly-held in 1982.

Certain Information as to Committees and Meetings of the Board of Directors
---------------------------------------------------------------------------

     During the past fiscal year, four meetings of the Board were held, one of which was conducted by teleconference. Each incumbent Director attended all meetings of the Board.

     In December 1983, the Board appointed an Audit Committee which presently consists of three Directors, Messrs. Girsky, Foley and Shapiro. Messrs. Foley and Shapiro are independent as defined in Section 121(A) of the listing standards of the American Stock Exchange, upon which the Company's Common Stock is listed and trades. Mr. Girsky is not independent as defined in such listing standards, because of Mr. Girsky's position as President and owner of approximately 15% of the outstanding stock of Jaco Electronics, Inc. During the year ended April 30, 2002, the Company purchased component parts from Jaco or one of its subsidiaries in the aggregate amount of $2.5 million. The Board has determined that Mr. Girsky's membership on the Audit Committee is in the best interests of the Company because of Mr. Girsky's long service on the Board, his extensive knowledge of the electronic components business and his other business experience and financial skills.

     The function of the Audit Committee is to insure the integrity and credibility of the Company's financial information system and the published reports flowing out of that system. The Audit Committee held four meetings during the last fiscal year. The Audit Committee's report appears on page 16 of this proxy statement.

     The Compensation Committee presently consists of four Directors, Messrs. Girsky, Shapiro, Foley and Franklin. The committee determines cash remuneration arrangements for the highest paid executives and oversees the Company's stock option, bonus and other incentive compensation plans. The report of the Compensation Committee appears on pages 10 through 15 of this proxy statement. The Compensation Committee held one meeting during fiscal year 2002.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Overall Policy

     The members of the Compensation Committee include Messrs. Joel Girsky, E. Donald Shapiro, S. Robert Foley and Joseph P. Franklin. The Committee reviews and, with any changes it believes appropriate, approves the Company's executive compensation.

     The general goals of the Compensation Committee are to: (i) attract, motivate, and retain effective and highly qualified executives; (ii) strengthen the common interests of management and shareholders through executive stock ownership; (iii) promote the Company's long and short-term strategic goals and human resource strategies; (iv) recognize and award individual contributions to the Company's performance and (v) reflect compensation practices of comparable companies.

     To achieve the foregoing goals, the Compensation Committee has structured a comprehensive compensation program aimed at: (i) compensating executive officers on an annual basis with a cash salary at a level sufficient to retain and motivate them and to recognize and award individual merit; (ii) linking a portion of executive compensation to long-term appreciation of the Company's stock price by encouraging executive ownership of the Company's stock through awards of shares of the Company's stock and grants of options to purchase Company stock, and; (iii) providing incentives to achieve corporate performance goals by rewarding contributions to the Company's performance through cash bonuses keyed to operating profit levels. These policies are implemented through a reward system which includes base salary and long and short-term incentive compensation opportunities consisting of the following:

Base Salaries

     The Committee annually reviews the base salaries of the CEO and all other executive officers of the Company. The Compensation Committee believes that the Company's executive officers, including those shown in the Summary Compensation Table on page 17 (the "Named Officers") have been largely responsible for the Company's past successes and for achieving the production and engineering improvements that have maintained the Company's position at the forefront of technical innovation. A base salary for each executive is determined on the basis of such factors as: levels of responsibility; experience and expertise; evaluations of individual performance; contributions to the overall performance of the Company; time and experience with the Company; internal compensation equity; external pay practices for comparable companies; and existing base salary relative to position value.

     During the prior fiscal year, the Compensation Committee completed an in-depth review of the compensation package provided to Mr. Bloch. The Compensation Committee determined that it would be in the best interests of the Company to enter into a formal written multi-year employment agreement with Mr. Bloch. Accordingly, after reviewing Mr. Bloch's outstanding contributions to the Company over the past thirty-eight years and in line with the compensation of comparable positions in the industry and the region, the Compensation Committee recommended that an employment agreement and stock option agreement be entered into with Mr. Bloch as of August 8, 2000. The employment agreement provides a base annual salary of $400,000, plus a fixed annual bonus of 6% of the pre-tax profit of the Company with a cap on the pre-tax profit at $20,000,000, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, continuation of disability, medical and life insurance, the cost of an annual physical examination and a new automobile every three years. In addition, Mr. Bloch was awarded stock options to purchase 180,000 shares of the Company's common stock at the fair market value on March 1, 2001, ($13.49) for a period of ten (10) years.

     In determining the compensation package for Mr. Bloch, the Compensation Committee took into account the compensation packages for senior officers at companies of comparable size and complexity, both public and private, as well as its assessment of Mr. Bloch's individual performance, and his contribution to the Company's past growth and accomplishments as well as contributions which it is anticipated will be made by Mr. Bloch in the future. In this regard, the Committee recognized Mr. Bloch's untiring efforts in developing new, non-military technology applications, markets and marketing programs which the Committee believes will continue to help position the Company to compete more effectively in commercial as well as military markets. The Committee noted that in prior years, under Mr. Bloch's leadership, the Company redirected a significant portion of its resources to the design and development of new products for the commercial communications marketplace. The Company and the Committee believe that the investment in new products will result in significant growth of revenues and profits in future periods.

     Upon the election of General Franklin to the position of Chairman of the Board of Directors and Chief Executive Officer the factors noted above were also taken into consideration in awarding his base salary. Based on General Franklin's special qualifications, the responsibilities involved and the compensation of comparable positions in the industry and the region, the non-employee members of the Compensation Committee awarded a base salary of $250,000. Effective May 1, 1999, General Franklin requested a reduction in his duties to the Company to pursue other interests. His principal responsibilities with respect to Frequency Electronics are in the areas of corporate development and investor relations. In recognition of this reduced role, General Franklin's compensation was reduced to $100,000.

     In prior fiscal years, General Franklin and Mr. Bloch voluntarily reduced their base salaries to $202,500 and $263,250, respectively. In fiscal years 2000, 1999 and 1998, during which the Company achieved net income of at least $1 million (excluding certain one-time adjustments), these salary reductions were restored to the executive officers. Mr. Bloch deferred receipt of the fiscal 1998 and 1999 salary reductions until fiscal 2001.


Short-Term Incentives

     The Company maintains two short-term incentive bonus plans, the Income Pool Incentive Compensation Plan ("IPICP") and the Presidential Incentive Plan ("PIP"). They are designed to create incentives for superior performance and to allow the Company's executive officers to share in the success of the Company by rewarding the contributions of individual officers. The availability of funds for distribution under these plans is dependent upon the performance of the Company as a whole. Focused on short-term or annual business results, they enable the Company to award designated executives with annual cash bonuses based on their contributions to the profits of their particular divisions of the Company.


The Income Pool Incentive Compensation Plan
-------------------------------------------

     The IPICP authorizes the establishment of an income pool based upon the "Operating Profits" of the Company. Operating Profits are defined as follows: net sales minus cost of sales, selling and administrative expenses and research and development expenses in accordance with Generally Accepted Accounting Principles consistently applied. The amount of income pool available for distribution under the IPICP is calculated in accordance with the following formula: the amount of Operating Profit divided by 1,000,000, squared, and multiplied by $20,000 (provided however that the income pool may not exceed 12% of Operating Profits). Persons eligible to receive cash awards under the IPICP include the Executive Committee, excluding the CEO, and any other employee who is recommended by such Executive Committee and approved by the CEO. All of the Company's executive officers including all of the Named Officers comprise the Executive Committee. For any fiscal year when there are funds available for distribution under this plan, Mr. Bloch determines the amount to be awarded to each of the members of the Executive Committee. The members of such committee may recommend to Mr. Bloch, for his approval, designated individuals, who are not members of such committee, to share in such distribution. Under the terms of the plan, the entire income pool is not required to be distributed each year and any undistributed portions of such pool are not carried forward to future periods. The recipients of cash bonuses under the IPICP, and the amount of such bonuses, are approved by Mr. Bloch, based upon an evaluation of the performance, level of responsibility and leadership of the individual executive in relation to the Company's operating results. During fiscal year 2002, the Company did not record an accrual under the IPICP due to the small operating profit realized, which included certain one-time gains. For the fiscal years ended April 30, 2001 and 2000, the Company accrued approximately $450,000 and $65,000, respectively, to be distributed under the terms of the IPICP..

The Presidential Incentive Plan
-------------------------------

     The Presidential Incentive Plan (PIP) is designed to provide the president with incentive compensation by way of annual cash payments based upon the Company's earnings before income taxes. Under the terms of Mr. Bloch's employment agreement as described above, he is entitled to an annual bonus of 6% of the pre-tax profit of the Company with a cap on pre-tax profit of $20 million. For the fiscal year ended April 30, 2002, the Company did not record an accrual under the PIP since profits for the year included certain one-time gains. For the year ended April 30, 2001, the Company accrued $520,000 to be distributed under the terms of the employment agreement. In prior years, funds were made available to the PIP based upon the following formula: consolidated pre-tax profits divided by 1,000,000, squared, and multiplied by $5,000. For the year ended April 30, 2000 the Company accrued approximately $110,000 to be used as awards under this plan..

Long-Term Incentives

     As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its common stock under the Employee Stock Ownership Plan, described below, and through the grant of options to purchase common stock through various Employee Stock Option Plans, also described below. Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of the Company's common stock) and to continued employment with the Company. The number of shares granted to executive officers under the Company's ESOP is determined on a pro-rata basis, as described below. Grants of stock options are generally determined on an individual-by-individual basis. The factors considered are the individual's performance rating and potential for contributing to the Company's future growth, the number of stock options previously granted to the individual and the Company's financial and operational performance.

The Employee Stock Ownership Plan and Trust
-------------------------------------------

     The  Employee  Stock  Ownership  Plan  ("ESOP") is a  qualified  plan under
Section 401(a) of the Internal Revenue Code maintained by the Company for all of its eligible employees including its executive officers. The value of the awards of stock made under this plan was dependent upon the market value of the Company's common stock at such time as the shares were distributed to the recipients. The Compensation Committee believes that awards of stock under this plan provide employees with a long-term focus since distribution of the stock is not made until after termination of employment and is forfeitable until certain lapse of time and continued employment criteria are met. The ESOP was established as of January 1, 1990 through the amendment of the Company's previously existing Stock Bonus Plan and was funded at inception with 1,071,652 shares of the Company's common stock (the "ESOP Shares") to be allocated annually to the employees of the Company over a period of ten years. Allocations were made under the ESOP to each employee's account in proportion to the percentage which such person's annual base salary bears to the aggregate annual compensation of all members during the fiscal year for which the allocation was made, provided however that not more than $48,000 in annual salary is counted towards any employee's percentage participation. The Company's executives therefore cannot benefit under this plan to any extent greater than any other employee of the Company who earns an annual salary of $48,000 or more.

     The Company decided that once the initial ESOP shares had been distributed, no new shares would be acquired for the ESOP. Accordingly, in December 1999, the Company made the last distribution of shares to employee accounts. After that date, any increase in the number of shares held by a participant will result only from the redistribution of shares which are forfeited by participating employees who leave the Company prior to 100% vesting in the shares in their account.

     An employee's right to receive shares allocated to his or her account is 20% vested after completion of three years of employment with yearly increases in the percentage vested until after seven years of employment, at which time an employee's right to receive 100% of the shares allocated to his or her account is vested. Determination of the vesting period is made in accordance with the employee's years of employment with the Company and not from the time of any particular allocation of shares to his account. Accordingly, the right to receive all shares allocated to an employee at any time after he or she has been employed by the Company for seven or more years, is fully vested at the time of such allocation. As of April 30, 2002, each of the Named Officers have more than seven years of service and, therefore, have the vested right to receive 100% of the shares allocated to their respective accounts.

     All ESOP Shares, whether or not allocated to an employee's account, are held in trust by the trustees who administer the ESOP until distribution to the respective employee. ESOP Shares are distributed only after termination of employment with the Company. However, upon the attainment of age 55 and completion of 10 years of service with the Company, a participant may elect to transfer all or a portion of his vested shares, or the cash value thereof, to a Directed Investment Account. Voting of allocated shares is by the ESOP trustees at the direction of the employees in proportion to the number of shares allocated in their respective accounts.

     The beneficial stock ownership table on pages 6 and 7 shows the allocation of ESOP shares to the accounts of each of the Named Officers as of August 23, 2002. The dollar value of the annual allocation of shares, as at the date of allocation, is included in the Summary Compensation Table. Awards under this plan are not tied to any performance criteria other than those relating to percentage of aggregate annual compensation of all members, lapse of time, and continued employment with the Company.

Profit Sharing Plan
-------------------

     The Company adopted a profit sharing plan and trust under section 401(k) of the Internal Revenue Code. This plan allows all eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan. In accordance with the provisions of the plan, the Company can make discretionary matching contributions in the form of cash or common stock. For the years ended April 30, 2002 and 2001, the Company made contributions to the accounts of participating officers of the Company in the aggregate amount of 1,170 and 2,594 shares of common stock with an approximate value at the date of issuance of $16,800 and $53,000, respectively. There were no such contributions in fiscal 2000.

Employee Stock Option Plans
---------------------------

     Grants of stock options are an integral part of the Company's long-term incentive compensation program. The Compensation Committee believes that ownership of options to purchase the Company's stock helps executives view the Company and its operations and achievements from the perspective of a stockholder with an equity stake in the business. All options granted to the Company's executives have exercise prices equal to the fair market value of the Company's common stock on the date of grant. The value to an executive of such options is, therefore, tied to the future market value of the Company's stock since he or she will benefit from such options only when the market price of the stock increases above the exercise price of the option. Moreover any benefit to an option holder is limited to the extent that all stockholders benefit from such increase in the market value of the stock. In addition options become exercisable only after one year from grant and then only in 25% cumulative increments annually. The Compensation Committee believes that this staggered approach to exercisability provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     The employee stock option plans are both Nonqualified Stock Option ("NQSO") plans and Incentive Stock Option ("ISO") plans. Under the terms of the plans, eligible employees may be granted options to purchase shares of the Company's common stock. Under the terms of each of the plans, all options granted thereunder are mandated to have a term of ten years and an exercise price equal to the market price of the Company's common stock on the date of grant, and to be exercisable, commencing one year from the date of grant, at a cumulative rate of: 25% of the total shares subject to the option in the second year; 50% of the total shares subject to the option in the third year; 75% of the total shares subject to the option in the fourth year and the remainder of the total shares subject to option in the fifth year.

     The President (or, in his absence, the Chairman of the Board of Directors) and the Compensation Committee each have full authority to determine awards of stock options to individuals. The President, Chairman, and members of the Committee will recuse themselves from considering and approving awards where they are personally involved. In cases where the President or Chairman make awards, the Compensation Committee will be informed.

The Senior Executive Stock Option Plan
--------------------------------------

     The Company established a Senior Executive Stock Option Plan in 1987 ("Senior ESOP") for the President or Chairman of the Board of Directors of the Company or of any subsidiary of the Company which produces gross sales for two consecutive fiscal years in excess of $30,000,000. The Senior ESOP provides that eligible employees may be granted options to purchase shares of the Common Stock of the Company, exercisable after one year of continuous employment from date of grant. The option price must be at least equal to the fair market value of the Company's common stock on the date of grant of the option. The Compensation Committee administers the Senior ESOP and has the discretion to determine which eligible employees shall be granted stock options and the number of shares subject to such options. General Franklin and Mr. Bloch have received grants of options under this plan.

The Restricted Stock Plan
-------------------------

     The Company maintains a Restricted Stock Plan which it established in 1989 (the "Restricted Stock Plan") for key employees (including all officers and directors who are employees). The Restricted Stock Plan provides that eligible employees ("Participants") may enter into restricted stock purchase agreements to purchase shares of the Common Stock of the Company, subject to various forfeiture restrictions ("Restricted Stock"). A total of 250,000 shares of Common Stock were made available for purchase under the Restricted Stock Plan. The Compensation Committee has the authority to determine (i) those who may purchase Restricted Stock, (ii) the time or times at which Restricted Stock may be purchased, (iii) the number of shares of Restricted Stock which may be purchased, (iv) the duration of the restrictions on the Restricted Stock, (v) the manner and type of restrictions to be imposed on the Restricted Stock, and
(vi) the purchase price to be paid for the Restricted Stock (which purchase price may not be less than the $1 per share par value of the Common Stock on the date the Restricted Stock is purchased), and (vii) the method of payment of the purchase price. During fiscal 1996, the Compensation Committee authorized the purchase of an aggregate of 112,500 shares of Restricted Stock to the then nine Company Officers at a purchase price of $4.00 per share. (See the Restricted Stock table on page 9.) The Compensation Committee did not authorize any persons to purchase any shares under this plan during fiscal years 2002, 2001, or 2000.

Independent Contractor Stock Option Plan
----------------------------------------

     During fiscal 1998, the Company established an Independent Contractor Stock Option Plan under which up to 350,000 shares may be granted. The Compensation Committee determines to whom options may be granted from among eligible participants, the timing and duration of option grants, the option price, and the number of shares of common stock subject to each option. During the year ended April 30, 2002, the Company did not grant any options under this plan. During the year ended April 30, 2001, the Company granted options to acquire 6,000 shares at a price of $15.80, the fair market value of the Company's common stock at the date of grant. Of the shares granted, 2,000 were exercisable immediately and the balance may be exercised over the next two years. During the year ended April 30, 2000, the Company granted options to acquire 12,000 shares at a price of $7.625 and $9.25, the fair market value of the Company's common stock at the date of each grant. Of the shares granted, 3,900 were exercisable immediately and the balance may be exercised over the next two to three years. For the years ended April 30, 2002, 2001, and 2000, the Company recognized compensation expense of $45,000, $310,000 and $170,000, respectively, as a result of these stock option grants.

Supplemental Separation Benefits
--------------------------------

     The Company has an agreement with certain executive officers to provide supplemental separation benefits. Under the agreement, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer without cause and such officer is not offered the opportunity to be hired by the new or successor management or company within 30 days at no less than the base salary earned before discharge, then such officer will receive supplemental severance pay equal to one month's base salary for each year of service at the Company up to a maximum of 15 months.


        Joel Girsky
        S. Robert Foley
        E. Donald Shapiro
        Joseph P. Franklin
Members of the Compensation Committee

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internals controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal 2002.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.


        E. Donald Shapiro, Chairman of Audit Committee
        Joel Girsky
        S. Robert Foley

        Members of the Audit Committee

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Officers") based on salary and bonus earned during fiscal 2002.

                                            Annual Compensation                     Long-Term
                                                                               Compensation Awards
                                ---------------------------------------- -----------------------------
                                ------------ ------------ -------------- --------------- -------------
                                                               (4)        $Value of
                                                              Other       Restricted
Name and Principal                                            Annual        Stock
   Position              Year       Salary        Bonus    Compensation    Awards(5)        Options
----------------------- -------- -----------  ----------- -------------- --------------- -------------
Martin B. Bloch (1)      2002      $415,385           -0-     $35,972        $5,648              -0-
President, Chief        -------- -----------  ----------- -------------- --------------- -------------
Executive Officer        2001       522,933     $350,000       27,209         7,948         180,000(6)
                        -------- -----------  ----------- -------------- --------------- -------------
                         2000       364,027       65,000       26,527         8,279          30,000(6)

----------------------- -------- -----------  ----------- -------------- --------------- -------------
Markus Hechler,          2002       183,462           -0-      21,419         4,490          15,000(7)
Executive Vice          -------- -----------  ----------- -------------- --------------- -------------
President                2001       162,884       75,000       21,966         7,392          10,000(7)
                        -------- -----------  ----------- -------------- --------------- -------------
                         2000       143,077       15,000       14,906         8,279              -0-

----------------------- -------- -----------  ----------- -------------- --------------- -------------
Michel Gillard (2)       2002       175,410           -0-      23,418            -0-             -0-
President, Gillam-FEI   -------- -----------  ----------- -------------- --------------- -------------
                         2001        94,671       20,000        6,639            -0-         25,000(7)

----------------------- -------- -----------  ----------- -------------- --------------- -------------
Thomas McClelland        2002       132,029           -0-      21,515         4,274           5,000(7)
Vice President,         -------- -----------  ----------- -------------- --------------- -------------
Commercial Products      2001       112,125       36,000        7,985         7,413           5,000(7)
                        -------- -----------  ----------- -------------- --------------- -------------
                         2000       105,009        8,000        8,160         8,279              -0-

----------------------- -------- -----------  ----------- -------------- --------------- -------------
Leonard Martire,         2002       129,231           -0-      17,268         4,143           5,000(7)
Vice President,         -------- -----------  ----------- -------------- -------------- --------------
Marketing and Sales      2001       130,154       36,000       11,886         7,578           5,000(7)
                        -------- -----------  ----------- -------------- --------------- -------------
                         2000       129,231       30,000        6,158         8,279          10,000(7)

----------------------- -------- -----------  ----------- -------------- --------------- -------------
Joseph Franklin (3)      2002       100,000           -0-      10,889         4,101           5,000(6)
Chairman of the         -------- -----------  ----------- -------------- --------------- -------------
Board                    2001       100,000       36,000        8,571         2,903              -0-
                        -------- -----------  ----------- -------------- --------------- -------------
                         2000       133,510       15,000        4,050         8,279          20,000(6)
----------------------- -------- -----------  ----------- -------------- --------------- -------------

Notes:

(1) In prior fiscal years, Mr. Bloch voluntarily reduced his $325,000 base salary to $263,250. In fiscal 2001, Mr. Bloch received a payment of $130,625 in restored salary for fiscal years 1998 and 1999 as a result of the Company's return to profitability. In fiscal 2000, Mr. Bloch received a payment of $64,125 in restored salary for that year.

(2) Mr. Gillard became an officer and director of the Company in October 2000 after Gillam-FEI was acquired. His compensation and benefits are shown only from the date of acquisition.

(3) Beginning in fiscal 2000, General Franklin requested a reduction in his duties to enable him to pursue other interests. He remains Chairman of the Board of Directors and continues to be involved in corporate development activities. His compensation was reduced to reflect this reduced role.

(4) The amounts shown in this column constitute (i) automobile allowance; (ii) insurance premiums to provide term life insurance benefits (available to all employees); (iii) the cost of medical insurance (available to all employees); and (iv) the costs of medical reimbursements available to officers. General Franklin has elected not to receive medical insurance coverage through the Company.

(5) Represents the dollar value, as at the date of allocation, of shares of common stock of the Company allocated under the Company's stock ownership plans. In fiscal years 2002 and 2001, the Company made matching contributions of Company common stock to the Profit Sharing Plan and Trust under section 401(k) of the Internal Revenue Code ("401(k)"). The number of shares awarded to Named Officers varied from 285 to 393 shares In fiscal 2002 and from 76 to 386 shares in fiscal 2001 each year. The average market value of the awarded shares at time of allocation was $14.38 in fiscal 2002 and $20.55 in fiscal 2001. In fiscal year 2000, the stock allocations were made in accordance with the Company's Employee Stock Ownership Plan ("ESOP"). Awards made under the 401(k) and ESOP are not performance-based, but are awarded to all employees of the Company. For the 401(k) plan, Company matching contributions are made in proportion to the cash contributions of individual employees to the plan. With respect to the ESOP, contributions were made based on the percentage which a participant's annual salary bears to the aggregate annual salaries of all eligible employees of the Company, provided however that not more than $48,000 in annual salary was counted towards any employee's percentage participation. Distribution of shares allocated to an employee's account is not made until after termination of employment. Seven hundred ninety-eight (798) shares of the Company's common stock were allocated to the ESOP accounts of each of the Named Officers on December 31, 1999 at which time the market price of the Company's common stock was $10.375. (See the discussion under the caption "The Employee Stock Ownership Plan and Trust" included in the Compensation Committee Report, above.)

(6) Represents shares awarded under the Senior Executive Stock Option Plan. The exercise prices of the awarded options are at the fair market value of the Company's common stock on the date of grant. (See Option Grants in Fiscal 2002 on page 19.) The options are fully exercisable one year after date of grant.

(7) Represents shares awarded under the Employee Stock Option Plans. The exercise prices of the awarded options are at the fair market value of the Company's common stock on the date of grant. (See Option Grants in Fiscal 2002 on page 19.) The options are exercisable in increments of 25% annually (and cumulatively) beginning one year after date of grant.



Stock Options

Options Granted:
----------------

     The following table sets forth certain information with respect to options to acquire common stock that were granted during the fiscal year ended April 30, 2002, to each of the Named Officers under the Company's stock option plans.

                          OPTION GRANTS IN FISCAL 2002

                                Individual Grants
-----------------------------------------------------------------------
                      No. of      % of Total                            Potential Realizable Value
                    Securities      Options     Exercise                at Assumed Annual Rates of
                    Underlying    Granted to    or Base                Stock Price Appreciation for
                     Options    Employees in     Price     Expiration          Option Term
     Name            Granted     Fiscal Year     ($/Sh)       Date       5% ($)        10% ($)
     ----            -------     -----------     ------       ----       ------        -------
Martin B. Bloch         -0-           -            -            -           -             -
Markus Hechler       15,000         12.3%        $11.10     10/31/11     $104,711      $265,358
Michel Gillard          -0-           -            -            -           -             -
Thomas McClelland     5,000          4.1%        $11.10     10/31/11       34,904        88,453
Leonard Martire       5,000          4.1%        $11.10     10/31/11       34,904        88,453
Joseph Franklin       5,000          4.1%        $11.10     10/31/11       34,904        88,453


Option Exercises and Year-end Values:
-------------------------------------

     The following table sets forth certain information with respect to options exercised during fiscal 2002 by each Named Officer and option values as of April 30, 2002.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                        AND FISCAL YEAR-END OPTION VALUES

                                              No. of Securities         Value of
                                                 Underlying            Unexercised
                                                 Unexercised           In-the-Money
                     Shares                   Options at Fiscal      Options at Fiscal
                    Acquired                      year-end              Year-end ($)
                      on          Value         Exercisable (E)/     Exercisable (E)/
     Name           Exercise    Realized ($)    Unexercisable (U)    Unexercisable (U)
     ----           --------    ------------    -----------------    -----------------
Martin B. Bloch        -0-      $  -0-             93,000 (E)           $255,000 (E)
                                                  135,000 (U)                 $0 (U)

Markus Hechler         -0-         -0-             55,000 (E)           $348,788 (E)
                                                   30,000 (U)            $67,263 (U)

Michel Gillard         -0-         -0-              6,250 (E)                 $0 (E)
                                                   18,750 (U)                 $0 (U)

Thomas McClelland      -0-         -0-             11,500 (E)            $51,169 (E)
                                                   12,500 (U)            $29,506 (U)

Leonard Martire        -0-         -0-             25,500 (E)           $143,655 (E)
                                                   16,500 (U)            $49,344 (U)

Joseph Franklin        -0-         -0-             61,500 (E)           $465,000 (E)
                                                    5,000 (U)             $8,250 (U)

Securities Authorized for issuance under Equity Compensation Plans:
-------------------------------------------------------------------

     The following table sets forth as of April 30, 2002, the number of shares of Company stock to be issued upon exercise of outstanding stock option grants and the number of shares available for future issuance under such plans.

      Plan Category          Number of securities    Weighted-average        Number of securities remaining
                             to be issued upon       exercise price of       available for future issuance
                             exercise of             outstanding options,    under equity compensation plans
                             outstanding options,    warrants and rights     (excluding securities reflected
                             warrants and rights                             in column (a))
                                    (a)                     (b)                           (c)
---------------------------- --------------------- ----------------------    -------------------------------
Equity compensation plans
approved by security              165,750                    $8.99                     281,500
holders
---------------------------- --------------------- ----------------------    -------------------------------
Equity compensation plans
not approved by security          917,662                   $12.11                     280,000
holders (see Note)
---------------------------- --------------------- ----------------------    -------------------------------
Total                           1,083,412                   $11.63                     561,500
---------------------------- --------------------- ----------------------    -------------------------------

Note:  Equity compensation plans not approved by security holders consist of:

     i- Independent Contractor Stock Option Plan- Under the terms of this plan, adopted in fiscal 1998, options to acquire shares of the Company's common stock may be granted to individuals who provide services to the Company but who are not employees. The option price, number of shares, timing and duration of option grants is at the discretion of the Independent Contractor Stock Option Committee. In recent grants, the option price was equal to the then fair market value of the Company's common stock, a portion of each grant was immediately exercisable and the options expire in ten years from date of grant.

     ii- 1993 Non-Statutory Stock Option Plan- Under the terms of this plan, adopted in fiscal 1993, stock options may be granted to employees, officers and directors of the Company at a price at least equal to the fair market of the Company's common stock on the date of grant. Options generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date.

     iii- President's Employment Contract- Under the terms of an employment contract, adopted in fiscal 2001, the Company's President, CEO and Chief Scientist was granted an option to acquire 180,000 shares of the Company's common stock at the then fair market value of $13.49. The option is exercisable 25% per year and expires in ten years from date of grant.

Long-term Incentive Plans

     The Company does not maintain any compensation plans for its executive officers or directors or for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the restricted stock and stock option plans discussed in the Compensation Committee Report, above. Awards under these plans are shown in the Summary Compensation Table, above.

Pension Benefits

     The Company has no defined benefit or actuarial retirement plans in effect. It has entered into certain Executive Incentive Compensation ("EIC") agreements with key employees (including some officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The Company pays compensation benefits out of its working capital but has also purchased whole life insurance (of which it is the sole beneficiary) on the lives of certain of the participants to cover the optional lump sum obligations of the plan upon the death of the participant. The annual premiums paid during fiscal 2002 were less than the increase in cash surrender value of such insurance policies. The annual benefit provided under the program in fiscal 2002 upon retirement at age 65 or death is as follows: Martin B. Bloch- $170,000, Markus Hechler- $60,000, Leonard Martire- $40,000 and Thomas McClelland- $40,000. The benefit described above is payable for ten years or the life of the participant, whichever is longer. Two years after retirement or early retirement, the participants can elect to receive the benefit, less benefits received during the two-year period, in a lump sum under certain conditions. Upon voluntary termination of employment or discharge not for cause, the participant would be entitled to a lump sum payment, the amount of which varies based on the year in which termination occurs and the nature of the termination as set forth in the individual's EIC agreement. In conjunction with the program, the participants are required to make certain covenants with the Company relating to, among other things, nondisclosure of confidential information, noncompetition with the Company and the providing of consulting services subsequent to retirement.

Performance Graph

     The following graph compares the cumulative total shareholder return on the common stock of the Company with the cumulative total return of the companies listed in the Standards & Poors' Small Cap 600 Stock Index (the "S&P 600 Small Cap Index") and an industry peer group index (the "Peer Group Index"). The graph assumes that $100 was invested on May 1, 1997 in each of the common stock of the Company, the stock of the companies comprising the S&P 600 Small Cap Index and the stocks of the companies comprising the Peer Group Index, including the reinvestment of dividends through April 30, 2002. The Peer Group Index consists of Adaptive Broadband, Inc., Aeroflex Inc., Alpha Industries, Inc., Anaren Microwave, Inc., Ball Corp., Comtech Telecom Corp., Datum Inc., EDO Corp., Odetics, Inc., Scientific Atlanta, Inc., Symmetricom Inc., Trimble Navigation, Inc. and Truetime, Inc.

                     Cumulative Total Shareholder Return for
                      Five-year Period Ended April 30, 2002

     Performance Graph is Graphical Material and is NOT electronically filed with this submission. A paper copy of the graph is filed with Form SE.

                          Performance Graph Data Table:

                          1997      1998      1999      2000      2001      2002
----------------------------------------------------------------------------------
Frequency Electronics    $100.00   $247.72   $122.35   $269.01   $250.04   $210.48
----------------------------------------------------------------------------------
S&P 600 Small Cap        $100.00   $146.75   $125.78   $151.56   $163.83   $190.92
----------------------------------------------------------------------------------
Peer Group               $100.00   $146.80   $183.03   $494.95   $395.84   $242.77
----------------------------------------------------------------------------------

Employment Contracts and Change-In-Arrangements

     None of the Named Officers are employed by the Company pursuant to employment agreements other than Mr. Bloch as described in the Compensation Committee Report above. As described in the Compensation Committee Report beginning on page 10, the Company has provided supplemental separation benefits for certain executive officers, including the Named Officers, in the event of a change in control or ownership of part or all of the Company. Such benefits will be provided only if an officer is discharged without cause and is not offered the opportunity to be hired by the new or successor management or company within 30 days at no less than the base salary earned before discharge. The Company does not have any other material compensatory plans or arrangements with its employees with respect to any resignation, retirement or other termination of such persons employed with the Company resulting from, or in any way connected with, a change-in-control of the Company.

                                 ANNUAL REPORT

     A copy of the Company's combined Annual Report and Form 10-K, including the financial statements and the financial statement schedule thereto, for the fiscal year ended April 30, 2002 is being mailed to Stockholders concurrently with the mailing of this Proxy Statement. For a charge of $50, the Company agrees to provide a copy of the exhibits to the Form 10-K to any Stockholders who request such a copy.


                                           By Order of the Board of Directors,

                                                  /s/ Harry Newman
                                                  ----------------
                                                     HARRY NEWMAN
                                                     Secretary


Dated:  August 26, 2002

                                                                      Appendix A
                                       A-1


     Performance Graph is Graphical Material and is NOT electronically filed with this submission. A paper copy of the graph is filed with Form SE.